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                                                                    EXHIBIT 23.2


                          INDEPENDENT ENGINEER CONSENT
                     (Registration Statement and Prospectus)

     We consent to the inclusion of our report titled "Independent Technical Review Elwood Energy Power Project", dated October 3, 2001, in the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities Exchange Commission with respect to Elwood Energy LLC's 8.159% Senior Secured Bonds due 2026 (the "Bonds") and the related Debt Service Reserve Guaranties of Dominion Resources, Inc. and Peoples Energy Corporation and in the prospectus relating to such Registration Statement. We also consent to reference to us under the heading "Independent Engineer" and to the filing of this Consent as an exhibit to the Registration Statement.


STONE AND WEBSTER CONSULTANTS, INC.



By:     /s/ Bradley G. Barta
        --------------------
Name:   Bradley G. Barta
Title:  Vice President

Dated: January 10, 2002